EXHIBIT 5.1
December 29, 2009
Sparton Corporation
425 North Martingale Road
Schaumburg, Illinois 60173
     Re: Registration Statement on Form S-8
Ladies and Gentlemen:
This opinion is furnished in connection with the registration, pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to be filed with the Securities and Exchange Commission on or about December 29, 2009, (the “Registration Statement”), of an aggregate of 1,000,000 shares (the “Shares”) of common stock, par value $1.25 per share (the “Common Stock”), of Sparton Corporation, an Ohio corporation (the “Company”), reserved for issuance to employees, directors and officers of the Company under the Company’s 2010 Long-Term Stock Incentive Plan (the “Plan”).
In our capacity as counsel, we have examined and relied upon originals or copies of the Registration Statement and related Prospectus, the Company’s Amended Articles of Incorporation, Amended Code of Regulations, and Amended Bylaws, and such other records, instruments, certificates, memoranda, and other documents as we have deemed necessary or advisable for purposes of this opinion, have considered those questions of law we considered relevant and have assumed, without independent inquiry, the accuracy of those documents. In that examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. We have further assumed that all options to be granted pursuant to the Plan will be validly granted in accordance with the terms of the Plan, that all of the Common Stock to be issued upon exercise of such options will be issued in accordance with the terms of such options and the Plan, and that all of the Common Stock to be sold or granted as restricted stock, pursuant to awards of restricted stock units or pursuant to other forms of awards will be sold or granted in accordance with the terms of the Plan.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Common Stock, when issued, sold and paid for in the manner referred to in the Plan and pursuant to the agreements related to the Plan, will be validly issued, fully paid and nonassessable.
We consent to your filing of a copy of this opinion as an exhibit to the Registration Statement.

Very truly yours, BODMAN LLP
By:	/s/ Harvey W. Berman
Harvey W. Berman, a partner
Admitted in Ohio

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